As filed with the Securities and Exchange Commission on January 6, 2012
Registration No. 333-135040

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment to Form S-3 Registration Statement No. 333-135040

ON
REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933

NXXI INC.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2653613 (I.R.S. Employer Identification Number)

4 Manhattanville Road
Purchase, New York 10577
(914) 701-4500
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin T. Sporn
Vice President, General Counsel and Secretary
4 Manhattanville Road
Purchase, New York 10577
(914) 701-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  This Post-Effective Amendment on Form S-3 is being filed to deregister all of those securities that remain unissued or unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment on Form S-3 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of NXXI Inc. (f/k/a Nutrition 21, Inc.) (the “Company”):

(1)
Registration Statement on Form S-3 (Registration No. 333-146450), which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2007, as amended and as supplemented by Prospectus Supplement No. 1 and Prospectus No. 2, each filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”);

(2)	Registration Statement on Form S-3 (Registration No. 333-144260), which was initially filed with SEC on July 2, 2007;

(3)
Registration Statement on Form S-3 (Registration No. 333-138936), which was initially filed with the SEC on November 24, 2006, as supplemented by Prospectus Supplement No. 1 and Prospectus No. 2, each filed pursuant to Rule 424(b)(3) under the Securities Act; and

(4)	Registration Statement on Form S-3 (Registration No. 333-135040), which was initially filed with the SEC on June 15, 2006, as amended.

Because the Company is no longer offering securities under these Registration Statements, it is filing this Post-Effective Amendment to terminate the Registration Statements and to deregister, as of the date hereof, all of the securities that remain unsold under the Registration Statements.

On August 26, 2011, the Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (Case No. 11-23712) and on December 23, 2011, the Bankruptcy Court entered an order confirming the Second Amended Joint Chapter 11 Plan of Nutrition 21, Inc. et al. (the “Plan”).  On the effective date of the Plan, all outstanding equity securities of the Company will be cancelled and the Company will be dissolved.  The Company expects the Plan to become effective on or about January 9, 2012, upon satisfaction or waiver of the conditions precedent specified therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York, on January 5, 2012.

NXXI INC.
By:	/s/ Michael A. Zeher
Michael A. Zeher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael A. Zeher Michael A. Zeher	President and Chief Executive Officer	January 5, 2012
/s/ John H. Gutfreund John H. Gutfreund	Chairman of the Board	January 5, 2012
/s/ Warren D. Cooper Warren D. Cooper	Director	January 5, 2012
/s/ Peter Mann /s/ Peter Mann	Director	January 5, 2012
/s/ Alan J. Kirschbaum Alan J. Kirschbaum	Chief Financial Officer, Vice President Finance and Treasury	January 5, 2012